Exhibit 99.3

ARTHROCARE CORPORATION AMENDED AND RESTATED

CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

Purpose

This Code of Business Conduct and Ethics contains general guidelines for conducting ArthroCare Corporation’s (“ArthroCare’s”) business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and as a “code of conduct” as recommended for corporate compliance programs by the Federal Sentencing Commission and U.S.H.H.S. Office of Inspector General. This Code should be considered to be a minimum standard, and is not meant to replace specific guidance or rules set forth in ArthroCare’s policies and procedures or through the ArthroCare Corporate Compliance Program. ArthroCare personnel are required to review and adhere to such other policies. To the extent this Code and other ArthroCare policies and procedures require a higher standard than required by commercial practice or applicable laws, rules or regulations, we adhere to these higher standards.

This Code applies to all of our directors, officers, employees and agents, wherever they are located and whether they work for ArthroCare on a full or part-time basis. We refer to all persons covered by this Code as “ArthroCare employees” or simply “employees.” We also refer to our chief executive officer, our chief financial officer, and our controller as our “principal officers.”

Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you encounter a difficult business decision that is not addressed in this Code, consult ArthroCare’s policies and procedures, including but not limited to those promulgated through the ArthroCare Compliance Program, or contact your supervisor, ArthroCare’s Compliance Officer, or its General Counsel.

Apart from offering specific guidance through its policies and procedures, ArthroCare encourages its employees to learn to apply the following framework to everything they do in the course of their employment:

•	Is it legal?

•	Is it honest and fair?

•	Is it in ArthroCare’s best interests?

•	How does this make me feel about myself and ArthroCare?

•	Would I feel comfortable if an account of my actions were published with my name in the newspaper?

If you feel uncomfortable about a situation or have any doubts about whether it is consistent with ArthroCare’s high ethical standards, please report your concern to your supervisor, ArthroCare’s Compliance Officer and/or General Counsel, or through ArthroCare’s telephone and web compliance reporting resources as described in the next section.

Reporting Violations of the Code and Other Compliance Concerns

All employees have a duty to report any known or suspected violation of this Code, including any violation of laws, rules, regulations or policies that apply to ArthroCare. Reporting a known or suspected violation of this Code will not be considered an act of disloyalty, but rather an action to safeguard ArthroCare’s reputation and integrity, and the reputation and integrity of its employees. You are free to choose how to report or seek help regarding any compliance concern – there is no required order of reporting, although it may be helpful to start with your supervisor since he or she may be aware of additional facts that could quickly address your concern.

If you know of or suspect a violation of this Code or other compliance concern, it is best to immediately report the conduct or concern to your supervisor. If your supervisor cannot answer your question or if you do not feel comfortable contacting your supervisor, you may report through any of the following methods:

•	Contact ArthroCare’s Compliance Officer and/or General Counsel;

•	Call ArthroCare’s Ethics Helpline at 1-800-799-4385;

•	Visit http://arthrocare.silentwhistle.com; and/or,

•	Outside the U.S., report either through the Silent Whistle website or through the International Ethics Helpline:

•	First dial the country access code found here: http://www.usa.att.com/traveler/access_numbers/index.jsp

•	Then dial: 1-888-691-0775

The Ethics Helpline and Silent Whistle are available to you 24/7. These reporting methods are established through and maintained by a third party contractor, Thomson Reuters. Both the Ethics Helpline and the Silent Whistle permit you to remain anonymous. While you will not be required to reveal your identity in calls to the Ethics Helpline or reports filed with the Silent Whistle website, providing your identity may assist ArthroCare in addressing your questions or concerns.

ArthroCare’s Compliance Officer investigates reported compliance concerns and assists with any necessary remediation. In some cases, compliance investigations may be conducted under the direction of outside counsel to provide additional resources that may be required and to establish privilege and confidentiality.

Disciplinary Consequences of Non-Compliance

ArthroCare expects all employees to comply with this Code, as well as with all laws, regulations, rules, and established guidelines governing our business. Employees who violate this Code or other ArthroCare policies and procedures will be subject to appropriate discipline, including potential termination of employment, as determined in accordance with ArthroCare’s employment policies as applied to the facts and circumstances of each particular situation. An employee accused of violating this Code will be given an opportunity to present his or her version of the events at issue to ArthroCare’s General Counsel, Vice President of Human Resources, and Compliance Officer prior to the implementation of appropriate discipline.

Any employee who fails to report known or suspected violations by another employee may also be subject to appropriate discipline. Medical device companies are subject to many laws that can carry substantial civil and/or, criminal fines and penalties – both for individual employees as well as for the corporation itself. Therefore, your conduct as an ArthroCare employee and your vigilance and diligence with regard to compliance are critical to you and your reputation as well as to ArthroCare and our Company’s reputation.

Confidentiality and Policy Against Retaliation

All questions and reports of known or suspected violations of the law or this Code will be treated with sensitivity and discretion. ArthroCare will protect your confidentiality to the extent possible consistent with the law and ArthroCare’s need to investigate your concern. ArthroCare strictly prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. Any reprisal or retaliation against an employee because the employee, in good faith, sought help or filed a report will be subject to disciplinary action, including potential termination of employment. In this context, “good faith” simply requires you to act on your awareness of facts (not fabricated) and without intent to cause harm.

Waivers of the Code

Waivers of this Code will be granted on a case-by-case basis and only in extraordinary circumstances. Waivers of this Code for employees may be made only by an executive officer of ArthroCare at the request and with the concurrence of the General Counsel and Compliance Officer. Any waiver of this Code for our directors, executive officers or other principal officers may be made only by our Board of Directors (or the appropriate committee of our Board of Directors), the General Counsel and the Compliance Officer, and will be promptly disclosed to the public.

CONFLICTS OF INTEREST

Identifying Conflicts of Interest

A conflict of interest occurs when an employee’s private interest interferes, or appears to interfere, in any way with ArthroCare’s interests as a whole. You should actively avoid any private interest that may influence your ability to act in ArthroCare’s interests or that makes it difficult to perform your work objectively and effectively. It is difficult to list all of the ways in which a conflict of interest may arise. However, the following situations are cases of conflict of interest:

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Outside Employment. ArthroCare expects all employees to devote their full time and attention to ArthroCare activities. Therefore, no employee may be employed by, serve as a director of, or provide any services to a company that is an ArthroCare customer, supplier or competitor.

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Improper Personal Benefits. No employee may obtain improper personal benefits or favors because of his or her position with ArthroCare. Please see “Gifts and Entertainment” below for additional guidelines in this area.

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Financial Interests. No employee may have a significant financial interest (ownership or otherwise) in any company that is an ArthroCare customer, supplier or competitor. A “significant financial interest” means (i) ownership of greater than 1% of the equity of a customer, supplier or competitor or (ii) an investment in a customer, supplier or competitor that represents more than 5% of the total assets of the employee.

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Loans or Other Financial Transactions. No employee may obtain loans or guarantees of personal obligations from or enter into any other personal financial transaction with any company that is an ArthroCare customer, supplier or competitor. This guideline does not prohibit arms-length transactions with recognized banks or other financial institutions.

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Service on Boards and Committees. No employee should serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests reasonably could be expected to conflict with ArthroCare’s interests. Employees must obtain prior approval from the General Counsel and the Compliance Officer before accepting any such board or committee position. ArthroCare may revisit its approval of any such position at any time to determine whether service in such position is still appropriate.

An employee may engage in other outside work with approval of his or her manager. Under no circumstances may outside employment by any employee lessen his or her efficiency, alertness, interest, or productivity.

Disclosure of Conflicts of Interest

ArthroCare requires that employees fully disclose any situations that reasonably could be expected to give rise to a conflict of interest. If you suspect that you have a conflict of interest, or something that others could reasonably perceive as a conflict of interest, you must report it immediately to the General Counsel and/or the Compliance Officer. While such situations are not automatically prohibited, they are not desirable and may only be waived by an ArthroCare executive officer at the request and with the concurrence of the General Counsel and the Compliance Officer. Conflicts of interest of our directors, executive officers or other principal officers may only be waived by our Board of Directors (or the appropriate committee of our Board of Directors) and will be promptly disclosed to the public.

Family Members and Work

The actions of family members outside the workplace may also give rise to conflicts of interest because they may influence an employee’s objectivity in making decisions on ArthroCare’s behalf. For example, it is a conflict of interest if a family member is employed by, or has a significant financial interest in, a company that is an ArthroCare customer, supplier or competitor. It is also a conflict of interest if a family member obtains loans or guarantees of personal obligations from, or enters into any other personal financial transaction with, any company that is an ArthroCare customer, supplier or competitor. Similarly, receipt of improper personal benefits or favors by family members creates a conflict of interest. Although ArthroCare does not have a specific policy on nepotism, employees should not supervise a family member.

Employees are prohibited from participating in decisions concerning the employment salary or job status of a family member. Employees should report to a supervisor any situation involving family members that reasonably could be expected to give rise to a conflict of interest. Your supervisor will contact the General Counsel and the Compliance Officer to discuss appropriate measures, if any, that should be taken to mitigate the potential conflict of interest. If a member of your family is an employee of, or has a significant financial interest in, a company that is an ArthroCare customer, supplier or competitor, you will be prohibited from participating in business decisions with respect to such company. It is also inappropriate for you to discuss ArthroCare’s confidential information with members of your family that have such conflicting interests. For purposes of this Code, “family members” or “members of your family” include your spouse or life-partner, brothers, sisters and parents (natural or adopted), in-laws and children.

EMPLOYEE OBLIGATIONS

All ArthroCare employees will:

•	Provide information that is accurate, complete, objective, relevant, timely, and understandable.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Share knowledge and maintain skills important and relevant to constituents’ needs.

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Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one’s work will not be used for personal advantage.

CORPORATE OPPORTUNITIES

As an ArthroCare employee, you have an obligation to put ArthroCare’s interests ahead of your personal interests and to advance ArthroCare’s interests when the opportunity to do so arises. If you discover a business opportunity that is in ArthroCare’s line of business, you must first present the business opportunity to ArthroCare before pursuing the opportunity in your individual capacity. No employee may use corporate property, information, or his or her position for personal gain, and no employee may compete with ArthroCare either directly or indirectly.

ArthroCare requires that you fully disclose to your supervisor the terms and conditions of each business opportunity covered by this Code that you wish to pursue. Your supervisor will contact the General Counsel, the Compliance Officer and the appropriate management personnel to determine whether ArthroCare wishes to pursue the business opportunity. If ArthroCare waives its right to pursue the business opportunity, which must be authorized by an executive officer of ArthroCare with the concurrence of the General Counsel and the Compliance Officer, you may pursue the business opportunity on the same terms and conditions offered to ArthroCare and consistent with the other ethical guidelines set forth in ArthroCare’s policies and procedures, and this Code. Business opportunities available to directors, executive officers and other principal officers may only be waived by our Board of Directors or the appropriate committee of our Board of Directors and will be promptly disclosed to the public.

CONFIDENTIAL INFORMATION

Employees have access to a variety of confidential information while employed at ArthroCare. Employees should not use information obtained as a result of their employment for personal gain. Confidential information includes all non-public information that might be of use to investors in making a decision to buy, hold or sell ArthroCare’s securities, or to competitors, or harmful to the company or its customers, if disclosed. Employees have a duty to safeguard all confidential information, except when disclosure is authorized or legally mandated. An employee’s obligation to protect confidential information continues after an employee leaves ArthroCare.

Unauthorized disclosure of confidential information could cause competitive harm to ArthroCare and could result in legal liability to you and ArthroCare. When discussing or in possession of confidential information, employees should always be aware of their surroundings. Employees should not discuss ArthroCare business in the presence of employees or others who do not have a right or need to know. Employees should be particularly careful in public places, including restaurants, airplanes, commuter trains and public pay phones. In appropriate circumstances, disclosure of confidential information may be authorized by your supervisor or other appropriate ArthroCare personnel. Any outside requests for ArthroCare information should only be handled by authorized persons. Any question or concern regarding whether disclosure of ArthroCare information is legally mandated should be promptly referred to the General Counsel and/or the Compliance Officer.

As a result of ArthroCare’s business relationships with customers, suppliers and others, ArthroCare employees may also have access to and be entrusted with confidential information of other companies. In these cases, other companies’ confidential information must be afforded the same protection as ArthroCare’s confidential information.

Note: ArthroCare has an Employment, Proprietary Information and Invention Assignment Agreement regarding confidentiality, copies of which are available from the Human Resources Department.

COMPETITION AND FAIR DEALING

ArthroCare competes vigorously but fairly. All employees are obligated to deal fairly with ArthroCare’s customers, suppliers and competitors. Employees will not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation or any other unfair-dealing practice. ArthroCare will not authorize any customer, distributor, supplier, or agent to perform any act that is prohibited by this policy.

Relationships with Customers

Our business success depends upon our ability to foster lasting customer relationships, including relationships with Health Care Professionals (“HCPs”).1 Trust is the cornerstone of these relationships. To build trust, ArthroCare is committed to dealing with customers fairly, honestly and with integrity. Specifically, you should keep the following guidelines in mind when dealing with customers:

•	Information we supply to customers should be current, accurate, and complete to the best of our knowledge. Employees should never deliberately misrepresent information to customers.

•	Employees should not refuse to sell, service or maintain products ArthroCare has produced simply because a customer is buying products from another supplier.

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“Health Care Professionals” is defined according to the AdvaMed Code of Ethics on Interactions with Health Care Professionals (2009 rev.), and means “those individuals or entities involved in the provision of health care services and/or items to patients, which purchase, lease, recommend, use, arrange for the purchase or lease of, or prescribe ArthroCare’s products.” This includes all health care practitioners (for example, physicians and their staff, nurses, and other practitioners) and all employees of facilities that may use or purchase our products.

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Employees should never provide HCP customers with entertainment or other benefits that could be viewed as an inducement to or a reward for customer purchase decisions. It is never appropriate for employees to provide or pay for entertainment for non-employee Health Care Providers. Such prohibition applies to, for example, theater, sporting events, golf, skiing, or leisure trips. Please see “Gifts and Entertainment” below for additional guidelines in this area.

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Any special terms of a sale that are different from, or in addition to, the terms of a standard purchase order must be in writing and be submitted at the same time (or before) the order is placed by the customer to ArthroCare. Such special terms must be approved in writing by the CFO, General Counsel and the Compliance Officer.

Relationships with Distributors

ArthroCare will not give special discounts, other than normal trade discounts, to distributors without prior approval by the General Counsel, the Compliance Officer, the Senior Vice President, Sales & Marketing and - when appropriate or required by other ArthroCare policies - the CFO.

Relationships with Suppliers

ArthroCare deals fairly and honestly with its suppliers. This means that our relationships with suppliers are based on price, quality, service and reputation. Employees dealing with suppliers must carefully guard their objectivity. Specifically, no employee should accept or solicit any personal benefit from a supplier or potential supplier that might compromise, or appear to compromise, their objective assessment of the supplier’s products and prices. Employees can give or accept promotional items of nominal value or moderately scaled entertainment within the limits of responsible and customary business practice. If any supplier is also a HCP, defined above, it is inappropriate and disallowed to ever provide or give the supplier entertainment, even of nominal value. Please see the applicable ArthroCare Compliance Program policies and procedures and “Gifts and Entertainment” below for additional guidelines in this area.

Relationships with Competitors

ArthroCare is committed to free and open competition in the marketplace and throughout all business dealings. Employees must avoid all actions that reasonably could be construed as being anti-competitive, monopolistic or otherwise contrary to laws governing competitive practices in the marketplace, including federal and state antitrust laws. This includes misappropriation and/or misuse of a competitor’s confidential information, tampering with a competitor’s products or making false statements about the competitor’s business and business practices. For a further discussion of appropriate and inappropriate business conduct with competitors, see the applicable ArthroCare Compliance Program policies and procedures and “Compliance with Antitrust Laws” below.

GIFTS AND ENTERTAINMENT

The giving and receiving of gifts is a common business practice. Appropriate business gifts and entertainment are welcome courtesies designed to build relationships and understanding among business partners. However, gifts and entertainment should never compromise, or appear to compromise, your ability to make objective and fair business decisions. Consequently, it is inappropriate and prohibited to give any gift, entertainment or recreational item to HCPs at any time, regardless of the item’s value.

It is your responsibility to use good judgment in this area. As a general rule, you may give or receive gifts or entertainment to or from customers (who are not HCP’s) or suppliers only if the gift or entertainment could not be viewed as an inducement to or reward for any particular business decision. It is inappropriate and prohibited to give any gift or recreational item to HCPs at any time, regardless of the item’s value. All gifts and entertainment expenses must be properly accounted for on expense reports. The following specific examples may be helpful:

•	Meals and Entertainment given to or received from non-HCPs. You may occasionally accept or give meals, refreshments or other entertainment from or to non-HCPs if:

•	The items are of reasonable value;

•	The purpose of the meeting or attendance at the event is business related; and,

•	The expenses would be paid by ArthroCare as a reasonable business expense if not paid for by another party.

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Meals and Entertainment provided to HCPs. While it is never appropriate and always prohibited to provide entertainment or gifts to HCPs, there are certain circumstances, discussed more fully in the ArthroCare’s Code of Conduct for Interactions with Health Care Professionals, in which an employee may provide modest meals to HCPs. Briefly, modest meals may be provided:

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Incidental to bona fide presentation of scientific, educational or business information (which includes substantial discussion of product development, product improvement, pricing or contract negotiation), not intended to thank an HCP for past business or to invite future business, and not as part of an entertainment or recreational event;

•	Offered in a setting conducive to the appropriate presentation described above, including at the HCP’s site; and,

•	Only provided to HCPs who actually attend (no meals for office staff where everyone does not attend nor any other person without a bona fide professional interest in the information).

Entertainment of reasonable value may include food and tickets for sporting and cultural events if they are generally offered to other non-HCP customers, suppliers or vendors.

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Advertising and Promotional Materials. You may occasionally accept or give advertising or promotional materials of nominal value, but never to HCPs. Educational items of modest value (less than $100 fair market value) may be given to HCPs if the items serve a genuine educational function and benefit patients. (This includes starter kits and educational brochures, but not medical or office supplies.) Non-educational, branded promotional items may never be provided to HCPs, no matter what their value. (This prohibition includes coffee mugs, note-pads and pens.)

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Personal Gifts. You may accept or give to a non-HCP customer or vendor personal gifts of reasonable value that are related to recognized special occasions such as a graduation, promotion, new job, wedding, retirement or a holiday. A gift is also acceptable if it is based on a family or personal relationship and unrelated to the business involved between the individuals. You may never give such gifts or items to HCPs, office staff or HCPs’ families or friends.

•	Gifts Rewarding Service or Accomplishment. You may accept a gift from a civic, charitable or religious organization specifically related to your service or accomplishment.

See ArthroCare’s Corporate Compliance Program policies and ArthroCare’s Code of Conduct for Interactions with Health Care Professionals for more guidance on appropriate business relationships and interactions with our customers and vendors.

If you conduct business in other countries, you must be particularly careful that gifts and entertainment are not construed as bribes, kickbacks or other improper payments. See ArthroCare’s Compliance Policy: “The Foreign Corrupt Practices Act and Other Laws Governing Our Business Internationally” for a more detailed discussion of our rules regarding giving or receiving gifts related to business transactions in other countries.

You must refuse to give or accept (and must return or request return of) any gift that is beyond these permissible guidelines. If it would be inappropriate to refuse a gift or you are unable to return a gift, you should promptly report the gift to the General Counsel and/or the Compliance Officer. You must avoid such situations involving HCPs by never giving or receiving any gift to or from a HCP.

If you have any questions about whether it is permissible to give or accept a gift or something else of value, contact the General Counsel and/or the Compliance Officer, and reference the applicable ArthroCare Compliance Program policies and procedures for additional guidance.

Note: Gifts and entertainment may not be offered or exchanged under any circumstances to or with any employees of the U.S., state or local governments. If you have any questions about this policy, contact your supervisor or the General Counsel and/or the Compliance Officer, and reference the applicable ArthroCare Corporate Compliance Program policies and procedures for additional guidance. For a more detailed discussion of special considerations applicable to dealing with the U.S., state and local governments, see the following section.

INTERACTIONS WITH THE GOVERNMENT

ArthroCare conducts business with the U.S., state and local governments, and the governments of other countries. ArthroCare is committed to conducting its business with all governments and their representatives with the highest standards of business ethics and in compliance with all applicable laws and regulations, including the special requirements that apply to government contracts and government transactions. In your interactions with the government, you should:

•	Be forthright and candid at all times. No employee should ever misstate or omit any material information from any written or oral communication with the government.

•	Exercise extreme care in maintaining records for and allocating costs to government contracts. Costs incurred on one government project must never be charged against another government project.

•	Never offer or exchange any gifts, gratuities or favors, or pay for meals, entertainment, travel or other similar expenses for government employees.

If your job responsibilities include interacting with the government, you are expected to understand and comply with the special laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice immediately from your supervisor and the General Counsel and/or the Compliance Officer. You should also refer to applicable ArthroCare policies and procedures.

PROTECTION AND USE OF COMPANY ASSETS

All employees should protect ArthroCare’s assets and ensure their efficient use for legitimate business purposes only. Theft, carelessness and waste have a direct impact on ArthroCare’s profitability. The use of ArthroCare funds or assets for any unlawful or improper purpose is strictly prohibited.

To ensure the protection and proper use of ArthroCare’s assets, each employee should:

•	Exercise reasonable care to prevent theft, damage or misuse of ArthroCare property.

•	Promptly report the actual or suspected theft, damage or misuse of ArthroCare property to a supervisor.

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Use ArthroCare’s voicemail, other electronic communication services or written materials for business-related purposes only and in a manner that does not reflect negatively on ArthroCare or its customers.

•	Safeguard all electronic programs, data, communications and written materials from inadvertent access by others.

•	Use ArthroCare property only for legitimate business purposes, as authorized in connection with your job responsibilities.

Employees should be aware that ArthroCare property includes all data and communications transmitted to or received by, or contained in, ArthroCare’s electronic or telephonic systems, or written media. Employees and other users of this property have no expectation of privacy with respect to these communications and data.

To the extent permitted by law, ArthroCare has the ability, and reserves the right, to monitor all electronic and telephonic communication. These communications may also be subject to disclosure to law enforcement or government officials. Electronic mail is subject to subpoena and may be used as evidence in regulatory and/or courtroom proceedings.

COMPANY RECORDS

Accurate and reliable records are crucial to our business. Our records are the basis of our earnings statements, financial reports and other disclosures to the public. In addition, our records are the source of essential data that guides business decision-making and strategic planning, as well as ensures the safety of patients who benefit from our products. ArthroCare records include booking information, payroll, timecards, travel and expense reports, e-mails, accounting and financial data, clinical records and data, measurement and performance records, electronic data files and all other records maintained in the ordinary course of our business.

All ArthroCare records must be complete, accurate and reliable in all material respects. There is never a reason to make false or misleading entries. In addition, undisclosed or unrecorded funds, payments or receipts are strictly prohibited. You are responsible for understanding and complying with our record keeping policy. Ask your supervisor if you have any questions.

Note: ArthroCare has a formal document retention policy that each employee must follow with respect to ArthroCare records within such employee’s control. Please contact your supervisor, the General Counsel and/or the Compliance Officer to obtain a copy of this policy.

ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

ArthroCare’s mission includes significant efforts to promote ethical conduct in the practice of financial management throughout our Company. Senior financial officers hold an important and elevated role in corporate governance. They are uniquely capable and empowered to ensure that all stakeholders’ interests are appropriately balanced, protected and preserved.

We are a public company and are required to report our financial results and a great deal of financial and other information about our business to the public and the Securities and Exchange Commission. We are also subject to various securities laws and regulations. It is our policy promptly to disclose accurate and complete information regarding ArthroCare’s business, financial condition and results of operations. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage ArthroCare and cause legal liability.

Employees should be on guard for, and promptly report, evidence of improper financial reporting. Examples of suspicious activities that should be reported include:

•	Financial results that seem inconsistent with the performance of underlying business transactions;

•	Inaccurate ArthroCare records, such as overstated expense reports, or erroneous time sheets or invoices;

•	Transactions that do not seem to have a good business purpose; and,

•	Requests to circumvent ordinary review and approval procedures.

ArthroCare’s senior financial officers and other employees working in the Accounting Department have a special responsibility to ensure that all of our financial disclosures are full, fair, accurate, timely and understandable. Such employees must understand and strictly comply with generally accepted accounting principles as adopted by ArthroCare and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

PAYMENT PRACTICES

ArthroCare employees and agents shall adhere to the legal requirements of each country in which the company conducts business and shall employ the highest ethical standards. No undisclosed or unrecorded company fund or asset shall be established for any purpose, and no false or misleading entries shall be made in the company’s books or records. No payment on the Company’s behalf shall be without adequate support documentation or made for any purpose other than as described in the documents. ArthroCare personnel shall comply with generally accepted accounting principles and company internal control procedures at all times.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

ArthroCare encourages its employees to participate in the political process as individuals and on their own time. However, federal and state contribution and lobbying laws severely limit the contributions ArthroCare can make to political parties or candidates. It is ArthroCare’s policy that ArthroCare funds or assets shall not be used to make a political contribution to any political party or candidate, unless prior approval has been given by the General Counsel and/or the Compliance Officer.

The following guidelines are intended to ensure that any political activity you pursue complies with this policy:

•	Contribution of Funds. You may contribute your personal funds to political parties or candidates. ArthroCare will not reimburse you for personal political contributions.

•	Volunteer Activities. You may participate in volunteer political activities during non-work time. You may not participate in political activities during working hours.

•	Use of Company Facilities. ArthroCare’s facilities may not be used for political activities (including fundraisers or other activities related to running for office).

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ArthroCare may make its facilities available for limited political functions, including speeches by government officials and political candidates, with the approval of the General Counsel and the Compliance Officer.

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Use of Company Name. When you participate in political affairs, you should be careful to make it clear that your views and actions are your own, and not made on behalf of ArthroCare. For instance, ArthroCare letterhead should not be used to send out personal letters in connection with political activities.

These guidelines are intended to ensure that any political activity you pursue is done voluntarily and on your own resources and time. Please contact the General Counsel and/or the Compliance Officer if you have any questions about this policy.

COMPLIANCE WITH LAWS AND REGULATIONS

Each employee has an obligation to comply with the laws of the cities, states and countries in which ArthroCare operates. We will not tolerate any activity that violates any laws, rules or regulations applicable to ArthroCare. This includes, without limitation, laws covering commercial bribery, kickbacks and inducements to Health Care Professionals (HCPs), health care fraud and abuse laws, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice immediately from your supervisor, the General Counsel and/or the Compliance Officer.

Note: ArthroCare has adopted an Insider Trading Policy, a Disclosure Policy regarding public communications, and other policies and procedures relating to, among other topics, health care compliance (Code of Conduct for Interactions with Health Care Professionals). Copies of these policies and other resources are available from the General Counsel and the Compliance Officer.

COMPLIANCE WITH ANTITRUST LAWS

U.S. and other countries’ antitrust laws are designed to protect consumers and competitors against unfair business practices and to promote and preserve competition. Our policy is to compete vigorously and ethically while complying with all antitrust, monopoly, competition or cartel laws in all countries, states or localities in which ArthroCare conducts business.

Actions that Violate U.S. Antitrust Laws

In general, U.S. antitrust laws forbid agreements or actions “in restraint of trade.” All employees should be familiar with the general principles of the U.S. antitrust laws. The following is a summary of actions that are clear violations of U.S. antitrust laws:

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Price Fixing. ArthroCare may not agree with its competitors to raise, lower or stabilize prices or any element of price, including discounts and credit terms. In addition, ArthroCare may not set the prices at which customers resell ArthroCare’s products.

•	Limitation of Supply. ArthroCare may not agree with its competitors to limit its production or restrict the supply of its services.

•	Allocation of Business. ArthroCare may not agree with its competitors to divide or allocate markets, territories or customers.

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Boycott. ArthroCare may not agree with its competitors to refuse to sell or purchase products from third parties. In addition, ArthroCare may not prevent a customer from purchasing or using non-ArthroCare products or services.

•	Tying. ArthroCare may not require a customer to purchase a product that it does not want as a condition to the sale of a different product that the customer does wish to purchase.

Meetings with Competitors

Employees should exercise extreme caution in meetings with competitors. Any meeting with a competitor may give rise to the appearance of impropriety. As a result, if you are required to meet with a competitor for any reason, you must obtain the prior written approval of the General Counsel and the Compliance Officer. You should always try to meet with competitors in a closely monitored, controlled environment for a limited period of time. The contents of your meeting should be fully documented. Specifically, you should avoid any communications with a competitor regarding:

•	Prices;

•	Costs;

•	Market share;

•	Allocation of sales territories;

•	Profits and profit margins;

•	Supplier’s terms and conditions;

•	Product or service offerings;

•	Terms and conditions of sale;

•	Production facilities or capabilities;

•	Bids for a particular contract or program;

•	Selection, retention or quality of customers; or

•	Distribution methods or channels.

Professional Organizations and Trade Associations

Employees should be cautious when attending meetings of professional organizations and trade associations at which competitors are present. Attending meetings of professional organizations and trade associations is both legal and proper provided such meetings have a legitimate business purpose. At such meetings, you must not discuss pricing policy or other competitive terms, plans for new or expanded facilities or any other proprietary, competitively sensitive information.

Seeking Help

Violations of antitrust laws carry severe consequences and may expose ArthroCare and employees to substantial civil damages, criminal fines and, in the case of individuals, prison terms. Whenever any doubt exists as to the legality of a particular action or arrangement, it is your responsibility to contact the General Counsel and the Compliance Officer promptly for assistance, approval and review.

THE FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS

GOVERNING OUR BUSINESS

Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the “FCPA”) prohibits ArthroCare and its employees and agents from offering or giving money or any other item of value to win or retain business or to influence any act or decision of any governmental official, political party, candidate for political office or official of a public international organization. Stated more concisely, the FCPA prohibits the payment of bribes, kickback or other inducements to foreign officials. This prohibition also extends to payments to a sales representative or agent if there is reason to believe that the payment will be used indirectly for a prohibited payment to foreign officials. Violation of the FCPA is a crime that can result in severe fines and criminal penalties, as well as disciplinary action by ArthroCare, up to and including termination of employment. Certain small facilitation or “grease” payments to foreign officials may be permissible under the FCPA if customary in the country or locality and intended to secure routine governmental action. Governmental action is “routine” if it is ordinarily and commonly performed by a foreign official and does not involve the exercise of discretion. For instance, “routine” functions would include setting up a telephone line or expediting a shipment through customs. To ensure legal compliance, all facilitation payments must receive prior written approval from the General Counsel and the Compliance Officer, and must be clearly and accurately reported as a business expense.

Other Laws Governing our Business

ArthroCare’s business is subject to various U.S. and international trade control regulations, including licensing, shipping documentation, import documentation and reporting and record retention requirements. To ensure compliance, all shipments of products must be cleared through the Shipping and Receiving Department of the originating facility or location. This requirement also applies to all samples, products, documents or data that are going to be hand carried during foreign travel.

Employees with significant responsibilities in our international business units have an additional responsibility to understand and comply with such applicable laws. These employees are expected to have a working knowledge of the laws and regulations applicable to their job positions. Questions and requests for assistance should be directed to the General Counsel and/or the Compliance Officer.

ArthroCare is also subject to U.S. anti-boycott laws and regulations, which prevent U.S. companies and certain of their subsidiaries from taking action in support of a boycott imposed by a foreign country upon a nation that is friendly with the United States. Boycott laws often change and must be closely monitored. To ensure compliance, any boycott issue must be referred to the General Counsel and/or the Compliance Officer.

ENVIRONMENT, HEALTH AND SAFETY

ArthroCare is committed to providing a safe and healthy working environment for its employees and to avoiding adverse impact and injury to the environment and the communities in which we do business. ArthroCare employees must comply with all applicable environmental, health and safety laws, regulations and ArthroCare standards. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with environmental, health and safety laws and regulations can result in civil and criminal liability against you and the ArthroCare, as well as disciplinary action by the ArthroCare, up to and including termination of employment. You should contact the General Counsel and/or the Compliance Officer if you have any questions about the laws, regulations and policies that apply to you.

Environment

All ArthroCare employees should strive to conserve resources and reduce waste and emissions through recycling and other energy conservation measures. You have a responsibility to promptly report any known or suspected violations of environmental laws or any events that may result in a discharge or emission of hazardous materials. Employees whose jobs involve manufacturing have a special responsibility to safeguard the environment. Such employees should be particularly alert to the storage, disposal and transportation of waste, and handling of toxic materials and emissions into the land, water or air.

Health and Safety

Numerous laws and regulations cover employee health and safety. ArthroCare is committed not only to comply with all relevant health and safety laws, but also to conduct business in a manner that protects the safety of its employees. All employees are required to comply with all applicable health and safety laws, regulations and policies relevant to their jobs. If you have a concern about unsafe conditions or tasks that present a risk of injury to you, please report these concerns immediately to your supervisor, the General Counsel and/or the Compliance Officer.

CONCLUSION

This Code of Business Conduct and Ethics contains general guidelines for conducting ArthroCare’s business consistent with the highest standards of business ethics. It is offered as general guidance in addition to ArthroCare policies and procedures and is not meant to supplant or replace any of those policies or procedures. If you have any questions about these guidelines, please contact the General Counsel, the Compliance Officer and/or the Ethics Helpline at 1-800-799-4385. We expect all ArthroCare employees, regardless of their level or location, to adhere to these standards. Each employee is separately responsible for his or her actions. Conduct that violates the law, this Code and/or ArthroCare policies and procedures cannot be justified by claiming that it was ordered by a supervisor or someone in higher management. If you engage in conduct prohibited by the law, this Code, and/or ArthroCare policies and procedures, you will be deemed to have acted outside the scope of your employment. Such conduct will subject you to disciplinary action, up to and including termination of employment.

Note: This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing ArthroCare employment. ArthroCare reserves the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.